UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Limelight Networks, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Supplemental Disclosures to the Definitive Proxy Statement

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2022, Limelight Networks, Inc., a Delaware corporation (“Limelight”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with College Parent, L.P., a Delaware limited partnership (together with its wholly-owned subsidiaries other than Edgecast, Inc., “College Parent”), pursuant to which an indirect, wholly-owned subsidiary of Limelight will acquire from College Parent all of the outstanding shares of common stock of Edgecast, Inc., a California corporation and an indirect, wholly-owned subsidiary of College Parent (“Edgecast”), and certain Edgecast-related businesses and assets as specified in the Purchase Agreement (the “Transaction”). On May 4, 2022, Limelight filed with the SEC a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the annual meeting of the stockholders of Limelight scheduled to be held on June 9, 2022, in connection with the Transaction.

The supplemental disclosures set forth below are intended to provide updates on certain matters that have occurred following the filing of the Definitive Proxy Statement on May 4, 2022. These supplemental disclosures should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety, along with periodic reports and other information Limelight files with the SEC. To the extent that information set forth herein differs from or updates information contained in the Definitive Proxy Statement, the information contained herein supersedes the information contained in the Definitive Proxy Statement. Nothing in the below supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the disclosure set forth herein or in the Definitive Proxy Statement. Any defined terms used but not defined herein shall have the meanings set forth in the Definitive Proxy Statement.

On May 20, 2022, in connection with the Transaction, a purported individual shareholder of Limelight filed a complaint in the United States District Court for the District of Delaware, captioned Wilhelm v. Limelight Networks, Inc., et al., No. 1:22-cv-00663-UNA, naming as defendants Limelight and each member of the Limelight Board as of the date of the Purchase Agreement (the “Wilhelm Complaint”). On May 23, 2022, another purported individual shareholder of Limelight filed a complaint in the United States District Court for the Southern District of New York, captioned Carlisle v. Limelight Networks, Inc., et al., No. 1:22-cv-04236, naming as defendants Limelight and each member of the Limelight Board as of the date of the Purchase Agreement (the “Carlisle Complaint”). The Wilhelm Complaint and the Carlisle Complaint, and any similar subsequently filed complaints involving Limelight, the Limelight Board or any committee thereof and/or any of Limelight’s directors or officers relating directly or indirectly to the Purchase Agreement, the Transaction or any related transaction, are referred to as the “Transaction Litigations.”

The Transaction Litigations filed to date generally allege that the Definitive Proxy Statement filed by Limelight with the SEC on May 4, 2022 in connection with the Transaction is materially incomplete and misleading by allegedly failing to disclose certain purportedly material information. The Transaction Litigations assert violations of Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), Rule 14a-9 promulgated thereunder, and 17 C.F.R.

§ 244.100 against Limelight and the Limelight Board and violations of Section 20(a) of the Exchange Act against the Limelight Board. The Transaction Litigations seek, among other things: an injunction enjoining consummation of the Transaction, rescission of the Transaction if Limelight consummates the Transaction, a declaration that the Limelight and the Limelight Board violated Sections 14(d), 14(e) and/or 20(a) of the Exchange Act, damages, costs of the action, including plaintiff’s attorneys’ fees and experts’ fees and expenses, and any other relief the court may deem just and proper.

Limelight cannot predict the outcome of the litigations in connection with the Transaction Litigations, nor can Limelight predict the amount of time and expense that will be required to resolve the Transaction Litigations. Limelight believes that the Transaction Litigations are without merit and Limelight and its directors intend to vigorously defend against the Transaction Litigations and any subsequently filed similar actions.

It is possible that additional similar complaints could be filed in connection with the Transaction.

On May 14, 2022, Edgecast informed Limelight that a customer had notified Edgecast that, as of June 30, 2022, it would discontinue purchasing video streaming services from Edgecast. The customer informed Edgecast that this decision was not the result of dissatisfaction with Edgecast’s products or services and was solely the result of a decision to employ a “do-it-yourself” strategy. The total video streaming revenue generated by this customer in fiscal years 2021 and 2020 was approximately $25.8 million and $8.0 million, respectively. College Parent’s and Edgecast’s senior leadership teams have engaged, and continue to engage, with Limelight’s senior leadership to discuss initiatives and actions to minimize the effect of the customer’s decision on Edgecast’s business. There can be no assurances concerning the outcome of these discussions.

The Limelight board of directors has evaluated all of the above information, has determined not to revise the Limelight Management Combined Company Projections (as defined in the Definitive Proxy Statement), and continues to recommend Limelight’s stockholders approve the stock issuance proposal as further described in the Definitive Proxy Statement.

Additional Information and Where to Find It

This communication has been prepared in respect of the proposed transactions involving Limelight and College Parent, and may be deemed to be soliciting material relating to the Transaction. On May 4, 2022, in connection with the Transaction, Limelight filed with the SEC the Definitive Proxy Statement on Schedule 14A relating to a meeting of shareholders. Additionally, Limelight may file other relevant materials in connection with the Transaction with the SEC. Investors and securityholders of Limelight are urged to read carefully and in their entirety the Definitive Proxy Statement and any other relevant materials filed or that will be filed with the SEC when they become available because they contain or will contain important information about the Transaction and related matters. The Definitive Proxy Statement has been mailed to Limelight shareholders. Investors and securityholders will be able to obtain a copy of the Definitive Proxy Statement, as well as other filings containing information about the Transaction that are filed by Limelight with the SEC, free of charge on EDGAR at www.sec.gov or on the investor relations page of Limelight’s website at www.limelight.com.

Participants in the Solicitation

Limelight and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Limelight in respect of the Transaction. Information about Limelight’s directors and executive officers is set forth in Limelight’s Annual Report on Form 10-K, which was filed with the SEC on February 17, 2022. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in respect of the Transaction when they become available.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “anticipates,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “target,” “goal,” “budget,” “should,” “continue,” “could,” “forecast,” “may,” “might,” “potential,” “strategy,” “will,” “would,” and similar words. Forward-looking statements are based on Limelight’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond Limelight’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following: (i) failing to obtain approval of Limelight’s stockholder of the Transaction; (ii) delay in closing the Transaction or the possibility of non-consummation of the Transaction; (iii) the occurrence of any event that could give rise to termination of the Purchase Agreement; (iv) the risk that litigation in connection with the Transaction may affect the timing or occurrence of the Transaction or result in significant costs of defense, indemnification and liability; (v) risks related to the disruption of the Transaction to Limelight and its management; (vi) the effect of the announcement of the Transaction on the ability of Limelight to retain and hire key personnel and maintain relationships with customers, suppliers, third-party distributors and other third parties; (vii) successfully integrating Limelight and Edgecast’s businesses, and avoiding problems which may result in us not operating as effectively and efficiently as expected following the completion of the Transaction; (viii) the incurrence of significant costs, expenses and fees for professional services and other Transaction costs associated with the Transaction; (ix) the risk that certain Limelight directors and executive officers may have interests in the Transaction different from the interests of Limelight stockholders; (x) the effect and timing of changes in laws or in governmental regulations; (xi) the cost and availability of capital and any restrictions imposed by lenders or creditors; (xii) the possibility that the expected benefits of the Transaction will not be realized within the expected time frame or at all; (xiii) prevailing economic, market and business conditions; (xiv) changes in the industry in which Limelight and Edgecast operate; (xv) conditions beyond Limelight or Edgecast’s control, such as disaster, pandemics, epidemics, acts of war or terrorism, the weather and other natural phenomena, including the economic, operational and other effects of severe weather or climate events, such as tornadoes, hurricanes, volcanos, ice, sleet, or snowstorms; (xvi) the failure to renew, or the revocation of, any license or other required permits; (xvii) unexpected charges or unexpected liabilities arising from a change in accounting policies, or the effects of acquisition accounting varying from the Limelight or

Edgecast’s expectations; (xviii) the risk that our and our subsidiaries’ credit ratings following the completion of the Transaction may be different from what we expect, which may increase borrowing costs and/or make it more difficult for us to pay or refinance our and our subsidiaries’ debts and require us to borrow or divert cash flow from operations in order to service debt payments; (xix) fluctuations in interest rates; (xx) variations between the stated assumptions on which forward-looking statements are based and our and Edgecast’s actual experience, including the recent Edgecast customer loss; and (xxi) general worldwide economic conditions and related uncertainties. As a result of such risks, uncertainties and factors, Limelight’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Limelight is providing the information in this report as of this date and assumes no obligations to update the information included in this report or revise any forward-looking statements, whether as a result of new information, future events or otherwise.